Exhibit No. 11

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
                                    CNS, INC.

               Computation of Net Income per Share of Common Stock

                                                     Three months ended June 30,  Six months ended June 30,
                                                      -------------------------   -------------------------
                                                          1996         1995           1996         1995
                                                      -----------   -----------   -----------   -----------
NET INCOME
   Income from continuing operations                  $ 3,047,471   $ 6,787,959   $ 6,148,408   $ 9,041,125
   Income from discontinued operations                          0     1,216,393             0       765,989
                                                      -----------   -----------   -----------   -----------

Net income                                            $ 3,047,471   $ 8,004,352   $ 6,148,408   $ 9,807,114
                                                      ===========   ===========   ===========   ===========



PRIMARY EARNINGS PER SHARE:
   Average number of common and common equivalent
   shares outstanding:
      Average common shares outstanding                19,106,000    17,129,000    18,258,000    17,087,000
      Incentive stock options                             667,000       703,000       651,000       610,000
      Non qualified stock options                         426,000       467,000       407,000       425,000
      Warrants                                             77,000        81,000        76,000        78,000
                                                      -----------   -----------   -----------   -----------

                                                       20,276,000    18,380,000    19,392,000    18,200,000
                                                      ===========   ===========   ===========   ===========

   Earnings per share from continuing operations      $       .15   $       .37   $       .32   $       .50
   Earnings per share from discontinued  operations           .00           .07           .00           .04
                                                      -----------   -----------   -----------   -----------

Primary earnings per share                            $       .15   $       .44   $       .32   $       .54
                                                      ===========   ===========   ===========   ===========



FULLY DILUTED EARNINGS PER SHARE
   Average number of common and common equivalent
   shares outstanding:
      Average common shares outstanding                19,106,000    17,129,000    18,258,000    17,087,000
      Incentive stock options                             676,000       739,000       674,000       670,000
      Non qualified stock options                         435,000       493,000       430,000       471,000
      Warrants                                             78,000        83,000        78,000        84,000
                                                      -----------   -----------   -----------   -----------

                                                       20,295,000    18,444,000    19,440,000    18,312,000
                                                      ===========   ===========   ===========   ===========

   Earnings per share from continuing operations      $       .15   $       .37   $       .32   $       .50
   Earnings per share from discontinued operations            .00           .06           .00           .04
                                                      -----------   -----------   -----------   -----------

Fully diluted earnings per share                      $       .15   $       .43   $       .32   $       .54
                                                      ===========   ===========   ===========   ===========

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